UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): July 31, 2018

IZEA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 N. Orlando Avenue, Suite 200 Winter Park, Florida	32789
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR     240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR     240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2018, IZEA, Inc. (“IZEA” or the “Company”) LeAnn Hitchcock notified the Company of her resignation as the Company’s Chief Financial Officer and from any other positions she holds with the Company, effective August 15, 2018. Ms. Hitchcock’s resignation was not in connection with any disagreement relating to the Company’s operations, policies, or practices and she will provide consulting services to IZEA as needed after the resignation date.
On August 2, 2018, the Company’s Board of Directors appointed Michael Heald to serve as Chief Financial Officer of the Company, effective upon Ms. Hitchcock’s resignation date.
Mr. Heald is a Florida-licensed CPA with 20 years of diverse public accounting, financial, and business consulting experience with a variety of companies and industries, including software development and media organizations. After graduating from the University of Central Florida in 1997 with a B.S. degree in Accounting, Mr. Heald worked as an auditor with BDO USA, LLP (“BDO”) and later with a local affiliate of BDO, Cross, Fernandez & Riley, LLP (which was later acquired by BDO), where he advanced to the role of Audit Partner. In 2017, Mr. Heald founded MRH Accounting & Consulting, LLC to provide financial consulting and temporary CFO services to both private and public companies. His experience also includes serving nearly 2 years as the Florida Regional Controller for a publicly-held homebuilder headquartered in Bensalem, Pennsylvania.
In connection with his appointment, the Company entered into an employment agreement with Mr. Heald (the “Employment Agreement”) pursuant to which he will receive an annual base salary of $213,000 and will be eligible for bonus distributions as determined by the Board, based on meeting and exceeding mutually agreed upon annual performance goals. The Employment Agreement is subject to early termination for any reason upon written notice to Mr. Heald and in the case of death, disability and cause. If terminated, for any reason other than death, disability or cause, Mr. Heald will be entitled to a severance of 4.5 months of his then current salary. In the case of termination due to disability, Mr. Heald will be entitled to a severance of his current salary until such time (but no more than 120 days after such disability) that disability insurance plan payments commence. If there is a change of control (as defined in the Employment Agreement) and Mr. Heald’s employment terminates within six months following the change of control for reasons other than for cause, then he will be entitled to such amount equal to his then current compensation for the greater of 4.5 months or the time remaining between the termination and the six month anniversary of the change of control.

There are no family relationships between Mr. Heald and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
IZEA announced the change in officers on August 3, 2018 in a press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
99.1	Press release issued by IZEA, Inc. on August 3, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA, INC.

Date: August 3, 2018	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy President and Chief Executive Officer